Exhibit 10.12.2

RESOLUTIONS ADOPTED BY THE BOARD OF

DIRECTORS OF APPLETON PAPERS INC. (12-17-03)

[Appleton Papers Retirement Savings and Employee Stock Ownership Plan]

WHEREAS, the Company has previously adopted the Appleton Papers Retirement Savings and Employee Stock Ownership Plan (the “Plan”), for the benefit of eligible employees; and

WHEREAS, the Company reserved the right to amend the Plan at Section 9 thereof;

NOW, THEREFORE, BE IT:

RESOLVED, that the Appleton Papers Retirement Savings and Employee Stock Ownership Plan, as amended through July 31, 2002, is hereby amended in the following respect:

1. Effective January 1, 2003, Section 7.8(b) is amended by deleting the text thereof in its entirety, and by replacing it with the following:

(b)	The provisions of this Section 7.8(b) will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year. The requirements of this Section 7.8(b) shall take precedence over any inconsistent provisions of the Plan. All distributions required under this Section 7.8(b) shall be determined and made in accordance with Treasury regulations under Code § 401(a)(9). Notwithstanding the other provisions of this section, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate (or did relate) to section 242(b)(2) of TEFRA.

(1)	The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date, as set forth in Subsection 7.8(b)(6)(E).

(2)	If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)	If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(B)	If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, then distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)	If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)	If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 7.8(b)(2), other than Subsection 7.8(b)(2)(A), will apply as if the surviving spouse were the Participant.

(E)	For purposes of this Section 7.8(b)(2) and Section 7.8(b)(5), unless Subsection 7.8(b)(2)(D) applies, distributions are considered to begin on the Participant’s required beginning date. If Subsection 7.8(b)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Subsection 7.8(c)(2)(A).

(3)	Unless the Participant’s interest is distributed in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 7.8(b)(4) and 7.8(b)(5) of this Section 7.8(b).

(4)	Required minimum distributions during a Participant’s lifetime shall be determined according to following:

(A)	During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i)	the quotient obtained by dividing the Participant’s Account balance by the distribution period in the “uniform lifetime table” set forth in Treasury Reg. § 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(ii)	if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the “joint and last survivor table” set forth in Treasury Reg. § 1.401(a)(9)-9, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(B)	Required minimum distributions will be determined under this Section 7.8(b)(4) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(5)	Required minimum distributions after the Participant’s death shall be determined in accordance with the following:

(A)	If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(i)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)	If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii)	If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)	If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(C)	If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Subsection 7.8(b)(5)(A).

(D)	If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(E)	If the Participant dies before the date distributions begin, the Participant’s spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Subsection 7.8(b)(2)(A), this Subsection 7.8(b)(5)(E) shall apply as if the surviving spouse were the Participant.

(6)	For purposes of this Section 7.8(b), the terms listed below shall be defined as follows:

(A)	Designated Beneficiary. The individual who is designated as the Beneficiary in accordance with Section 1.8 and is the designated Beneficiary under Code § 401(a)(9) and Treasury Reg. § 1.401(a)(9)-4.

(B)	Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distribution calendar years beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 7.8(b)(2). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(C)	Life Expectancy. Life expectancy as computed by use of the “single life table” in Treasury Reg. § 1.401(a)(9)-9.

(D)	Participant’s Account Balance. The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(E)	Required Beginning Date. April 1 of the calendar year next following the later of: (i) the calendar year in which the Participant attains age 70½ or

(ii) the calendar year in which the Participant’s Date of Severance occurs (“Required Commencement Date”); provided, however, that the Required Commencement Date of a Participant who is a five-percent owner (as defined in Code Section 416) of the Company or Related Company in the calendar year in which the Participant attains age 70½.

2.	Except as set forth above, the Plan is ratified and confirmed in its entirety.